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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                 April 6, 2000
               Date of Report (Date of earliest event reported)


                                  ONEOK, Inc.
            (Exact name of registrant as specified in its charter)


          Oklahoma                         1-2572                73-1520922
(State or other jurisdiction of   (Commission file number)    (I.R.S. Employer
incorporation of organization)                               Identification No.)

                       100 West Fifth Street, Tulsa, OK
                   (Address of principal executive offices)

                                     74103
                                  (Zip Code)

                                (918) 588-7000
             (Registrant's telephone number, including area code)

                                Not Applicable
         (Former name or former address, if changed since last report)


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Items 1 - 4     Not applicable.

Item 5          Other Events:

                This amends Item 7 of the 8-K filed on April 6, 2000.

                ONEOK reported the closing of its acquisition of certain natural gas gathering and processing businesses from Kinder Morgan, Inc.
                (KMI) which occurred on April 5, 2000. However, financial statements were not available at the original filing date. Therefore, ONEOK is filing audited financial statements related to the businesses acquired.

                ONEOK must comply with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission with respect to disclosure of certain financial statements of the businesses acquired or to be acquired and pro forma financial information related to the transactions. Therefore, ONEOK is filing as exhibits hereto certain financial information related to the businesses acquired from KMI and required pro forma information.

Item 6          Not applicable.

Item 7          Financial Statements, Pro Forma Financial Information and
                Exhibits

Exhibit No:     Description

12 Included herein - Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements

12.a            Included herein - Computation of Ratio of Earnings to Combined
                Fixed Charges

99.a            Included herein - Unaudited Pro Forma Combined Condensed
                Financial Statements

99.b Included herein - Audited Financial Statements of the businesses acquired from KMI for the year ended December 31, 1999 and unaudited financial statements of the businesses acquired from KMI for the three month periods ended March 31, 2000 and 1999

99.c Incorporated by Reference - Reports on Form 8-K filed by ONEOK, Inc. 8-K filed April 6, 2000 related to the closing of the acquisition of certain natural gas gathering and processing businesses from Kinder Morgan, Inc.

Item 8          Not applicable.

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on this 19/th/ day June 2000.


                                ONEOK, Inc.
                                Registrant

                                By:  Jim Kneale
                                     -------------------------------------------
                                     Jim Kneale
                                     Vice President, Chief Financial Officer,
                                     and Treasurer (Principal Financial Officer)